UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Fulton Market, Suite 200, Chicago, Illinois 60607

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
0.250% Notes due 2028	MDLZ28	The Nasdaq Stock Market LLC
0.750% Notes due 2033	MDLZ33	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
1.375% Notes due 2041	MDLZ41	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2022, the Board of Directors (the “Board”) of Mondelēz International, Inc. (the “Corporation”) amended the Corporation’s Amended and Restated By-Laws (the “By-Laws”), which became effective the same day. Among other things, the amendments effected by the By-Laws:

•

Require a shareholder calling a special meeting of shareholders to provide the Corporation with the same information that would be required to propose business or make a nomination at an annual meeting of shareholders;

•

Revise the procedures and requirements for a shareholder to propose business or make a nomination at a meeting of shareholders to, among other things, (i) address the time by which notice of a proposal or nomination must be delivered to the Corporation in the event that the annual meeting is moved more than 30 days before or 60 days after the anniversary of the previous year’s meeting or the number of directors to be elected to the Board is increased by the Board and there is no public announcement naming all of the nominees or specifying the size of the Board at least 100 days prior to the first anniversary of the prior year’s meeting, (ii) require certain additional background information, disclosures and representations regarding the proposing shareholders, proposed nominees and business and other persons related to a shareholder’s solicitation of proxies, including (a) a representation as to whether such shareholder intends or is part of a group which intends to deliver, in the same manner required of the Corporation under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a proxy statement and form of proxy to holders of at least, in the case of nominations, the percentage of the voting power of the Corporation’s stock required pursuant to Rule 14a-19 promulgated under the Exchange Act, or, in the case of other business, the percentage of the Corporation’s voting shares required under applicable law to carry the proposal and (b) in the case of solicitations in respect of director nominations, a requirement that the shareholder provide the Corporation with reasonable evidence that the shareholder has met the applicable requirements of Rule 14a-19 under the Exchange Act, (iii) require that any shareholder soliciting proxies from other shareholders use a proxy card color other than white and (iv) establish deadlines for the shareholder to update its notice as of the record date and shortly before the meeting date;

•	Provide that the Lead Director shall be appointed by the independent directors;

•	Allow a majority of directors to call special meetings of the Board;

•	Clarify that only standing committees must be appointed on the recommendation of the Governance, Membership and Sustainability Committee;

•	Require certain shareholder lawsuits to be brought in Virginia state and federal courts; and

•	Incorporate technical, ministerial, clarifying and conforming changes, including changes in furtherance of gender neutrality and to align the By-Laws with various provisions of Virginia law.

The above description of the amendments to the By-Laws is not complete and is qualified in its entirety by reference to the By-Laws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

3.1	Amended and Restated By-Laws of Mondelēz International, Inc., effective as of October 19, 2022.

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Ellen M. Smith
Name:	Ellen M. Smith
Title:	Senior Vice President & Chief Counsel, Chief Compliance Officer & Corporate Secretary

Date: October 24, 2022

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